UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 31, 2003
                      Commission file number: 333-53603-03

                        GRAHAM PACKAGING HOLDINGS COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                23-2553000
-------------------------------          ------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

                            2401 Pleasant Valley Road
                               York, Pennsylvania
                    ----------------------------------------
                    (Address of principal executive offices)

                                      17402
                                   ----------
                                   (zip code)

                                 (717) 849-8500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

         This Form 8-K is filed to report the disposition of our operations located in Germany.

         On March 31, 2003, we completed the sale of certain assets and liabilities of our subsidiary, Graham Packaging Deutschland GmbH. The sale was effectuated pursuant to an Asset Purchase/Sale and Transfer Agreement by and between the purchaser, Serioplast GmbH, and Graham Packaging Deutschland GmbH. The purchase price included cash paid by Serioplast GmbH in the amount of $0.3 million and cash of $0.5 million to be received upon the filling of the first sales orders after March 31, 2003 from a certain customer whose contract had been transferred pursuant to the sale, plus the assumption by the purchaser of certain pension liabilities for transferred personnel on the closing date, which, as of March 31, 2003, amounted to $0.5 million. Consideration was determined by arm's-length negotiations. There was no prior material relationship between the purchaser, on the one hand, and us, our affiliates, officers or directors or any of their associates, on the other hand, although in 2002, we sold our Italian operations to affiliates of Serioplast GmbH for which consideration was also determined by arm's-length negotiations.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

         All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding our future financial position, economic performance and results of operations, as well as our business strategy, budgets and projected costs and plans and objectives of management for future operations are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," or "continue" or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Our future financial position, economic performance and operating results will be affected by various uncertainties and risk factors, many of which are beyond our control. For a description of these uncertainties and risk factors, see our Annual Report on Form 10-K for the year ended December 31, 2002.


Item 7. Financial Statements, Pro Forma Financial Statements and Exhibit

(a) The following Pro Forma Financial Statements are included herein:
    I - Graham Packaging Holdings Company - Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2002.

    II - Graham Packaging Holdings Company - Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2002.


(b) The following exhibit is filed herewith:

Exhibit
Number       Description of Exhibit
------       ----------------------

2.1       -  Asset Purchase/Sale and Transfer Agreement by and between
             Serioplast GmbH and Graham Packaging Deutschland GmbH

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:      April 11, 2003


                        GRAHAM PACKAGING HOLDINGS COMPANY
                        (Registrant)

                        By: BCP/Graham Holdings L.L.C.,
                              its General Partner



                        By: /s/ John E. Hamilton
                            ----------------------
                        John E. Hamilton
                        Chief Financial Officer
                        (chief accounting officer and duly authorized officer)

                        GRAHAM PACKAGING HOLDINGS COMPANY
                         PRO FORMA FINANCIAL INFORMATION


         The following pro forma condensed consolidated statement of operations for the year ended December 31, 2002 gives effect to the sale of certain assets and liabilities of our subsidiary, Graham Packaging Deutschland GmbH, as if the transaction occurred at the beginning of fiscal 2002. The pro forma condensed consolidated balance sheet as of December 31, 2002 gives effect to the sale of certain assets and liabilities of our subsidiary, Graham Packaging Deutschland GmbH, as if such transaction occurred as of that date.

         The pro forma financial data presented herein is based on management's estimate of the effects of the sale of certain assets and liabilities of our subsidiary, Graham Packaging Deutschland GmbH, based upon currently available information and certain assumptions the Company believes are reasonable. The Company does not expect the receipt of additional information to have a material adverse effect on the pro forma financial data. The pro forma condensed consolidated statement of operations for the year ended December 31, 2002 and the pro forma condensed consolidated balance sheet as of December 31, 2002 are unaudited, but in the opinion of management, include all material adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial position for the period presented.

         The pro forma condensed consolidated statement of operations for the year ended December 31, 2002 and the pro forma condensed consolidated balance sheet as of December 31, 2002 are not necessarily indicative of the results of operations or financial position that actually would have been achieved had the transaction described been consummated as of the date indicated, or that may be achieved in the future.

                       Pro Forma Financial Statements - I


                        GRAHAM PACKAGING HOLDINGS COMPANY
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                                   (Unaudited)


                                                                                  Pro Forma
                                                  As Reported      Germany       Adjustments     Pro Forma
                                                  -----------      -------       -----------     ---------
                                                                        (in thousands)
Net sales ........................................ $ 906,705     $  10,645      $      --        $ 896,060
Cost of goods sold ...............................   742,604        10,088             --          732,516
                                                   ---------     ---------      ---------        ---------
Gross profit .....................................   164,101           557             --          163,544
Selling, general, and administrative expenses ....    63,732           789           (588)  (a)     63,531
Impairment charges ...............................     5,129         4,041             --            1,088
                                                   ---------     ---------      ---------        ---------
Operating income (loss) ..........................    95,240        (4,273)           588           98,925
Interest expense, net ............................    81,784           442             15   (b)     81,327
Other expense (income), net ......................       179            (1)            --              180
Minority interest ................................     1,713            --             --            1,713
                                                   ---------     ---------      ---------        ---------
Income (loss) before income taxes ................    11,564        (4,714)           573           15,705
Income tax provision .............................     4,002            --             --            4,002
                                                   ---------     ---------      ---------        ---------
Net income (loss) ................................ $   7,562     $  (4,714)     $     573        $  11,703
                                                   =========     =========      =========        =========


Notes to the pro forma adjustments:

(a) Represents the pro forma reduction of intercompany management fees.

(b) Represents the pro forma reduction in interest expense as a result of the utilization of the net proceeds of the sale to reduce the Company's line of credit borrowings.

                       Pro Forma Financial Statements - II

                        GRAHAM PACKAGING HOLDINGS COMPANY
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2002
                                   (Unaudited)


                                                                                  Pro Forma
                                                  As Reported      Germany       Adjustments     Pro Forma
                                                  -----------      -------       -----------     ---------
                                                                       (in thousands)
ASSETS
Current assets:
  Cash and cash equivalents ..................... $    7,299     $      --       $     --       $    7,299
  Accounts receivable, net ......................     97,933            --             --           97,933
  Inventories ...................................     62,660           270             --           62,390
  Prepaid expenses and other current assets .....     18,289            --             --           18,289
                                                  ----------     ---------       --------       ----------
Total current assets ............................    186,181           270             --          185,911
Property, plant and equipment, net ..............    577,962            --             --          577,962
Goodwill ........................................      5,566            --             --            5,566
Other non-current assets ........................     28,602            --         (1,050) (a)      29,652
                                                  ----------     ---------       --------       ----------
Total assets .................................... $  798,311     $     270       $ (1,050)      $  799,091
                                                  ==========     =========       ========       ==========

LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
Current liabilities:
  Accounts payable and accrued expenses ......... $  169,232     $      --       $     --       $  169,232
  Current portion of long-term debt .............      7,992            --            262  (b)       7,730
                                                  ----------     ---------       --------       ----------
Total current liabilities .......................    177,224            --            262          176,962
Long-term debt ..................................  1,062,635            --         (1,050) (c)   1,063,685
Other non-current liabilities ...................     14,655           553             --           14,102
Minority interest ...............................      4,104            --             --            4,104
Commitments and contingent liabilities ..........         --            --             --               --
Partners' capital (deficit) .....................   (460,307)         (283)          (262)        (459,762)
                                                  ----------     ---------       --------       ----------
Total liabilities and partners' capital (deficit) $  798,311     $     270       $ (1,050)      $  799,091
                                                  ==========     =========       ========       ==========

Notes to the pro forma adjustments:
(a) Represents the pro forma increase in the Company's non-current assets resulting from the establishment of a bank guarantee to cover potential losses which may arise with respect to taxes and duties.

(b) Represents the pro forma decrease in the Company's line of credit borrowings resulting from the utilization of the net proceeds of the sale.

(c) Represents the pro forma increase in the Company's revolving credit facility resulting from the cash deposit required to establish the bank guarantee.

                                  EXHIBIT INDEX

         The following exhibit is filed herewith:

Exhibit
Number       Description of Exhibit
------       ----------------------

2.1       -  Asset Purchase/Sale and Transfer Agreement by and between
             Serioplast GmbH and Graham Packaging Deutschland GmbH





                                                                   Exhibit 2.1




                                      copy

               Executed in this Free and Hanseatic City of Hamburg

on the 27th of march 2003 (twothousendthree).


Before me,

                      the notary public of Hamburg/Germany

                              Dr. Michael Commichau
with the official residence in Hamburg, Gansemarkt 50, appeared today, with the request to notarize the following

                   Asset Purchase/Sale and Transfer Agreement


1. Mr. Peter Lennox, born on 29th of may 1962 and with his residential address at 45 Bis Chemin de la Butte, L'etang la ville, F-78620 France, identified by itlian passport no. 767967 W here not acting in his own name, but

- in the name and on behalf of Mr. Ashok Sudan in his capacity as managing director with common power of representation with the appeared party No. 2 of the Graham Packaging Deutschland GmbH, having its registered office in 29549 Bad Bevensen, Guterstr. 14, on the basis of a notarial authenticated and apostilled power of attorney the original of which is attached hereto as Exhibit [ 1 ] and

- in the name and on behalf of Graham Packaging Company L.P., York (PA), 2401 Pleasant Valley Rd, USA as attorney-in-fact on the basis of an original notarial authenticated power-of-attorney evidencing the power of representation of the officers signing this power-of-attorney, which is attached hereto as Exhibit [ 3 ],

                                          - hereinafter referred to as "Graham"

2. Mr. Heinrich Wolters, born on 26th of june 1945 and with his residential address at
      Im Dreieck 16, 27327 Schwarme,
      identified by german identity card no. 150 624 60 28, here acting

-     in his own name and,

- in the name and on behalf of Graham Packaging Deutschland GmbH, having its registered office in 29549 Bad Bevensen, Guterstr. 14, as managing director with common power of representation with the appeared party No. 1

      - Graham Packaging Deutschland GmbH hereinafter referred to as "Seller" -

3. Mr. Leonardo Innocenti, born on 17th of april1970 and with his residential address at
      Via Attinada 37, I - 21021 Varesa/Italia, identified by italien identity card no. AH 1057387, here not acting in his own name, but

- in the name and on behalf of Serioplast GmbH, registered with the Commercial Register of the Local Court of Dannenberg/Elbe under HRB 2212, as managing director with single power of representation

                                     - hereinafter referred to as "Buyer" - and

- in the name of Mr. Dario Innocenti, born on 15th of august 1942 and with his residential address at Via Molino Vechhio 5, I - Seviale Gergamo / Italia

in his capacity of Serioplast S.p.A., having its registered office in Dalmine
(BG), Via Lodi 8, Localita Sabbio, as sole director with sole power of representation of Serioplast S.p.A., having its registered office in Dalmine
(BG), Via Lodi 8, Localita Sabbio, evidencing his power of representation by a notarial certificate which is attached hereto as Exhibit [ 2 ]

                                    - hereinafter referred to as "Serioplast" -

The appearing parties first declared that they would like to have this notarial deed recorded in the English language. The Notary who himself is fully capable of the English language ascertained that the appearing parties are in sufficient command of it as well. Advised by the Notary of their rights to the assistance of a sworn interpreter and to receive a certified translation of this deed, the appearing parties waived such rights.


The persons appearing declared then the following

                   ASSET PURCHASE/SALE AND TRANSFER AGREEMENT

                                 By and between

GRAHAM PACKAGING DEUTSCHLAND GmbH, a company duly incorporated under the laws of Germany, having its registered office in 29549 Bad Bevensen, Guterstr. 14, registered with the Company Registry of the Local Court of Dannenberg under HRB 1676, with a registered share capital of DM 50.000, represented by Mr. Peter Lennox and Mr. Heinrich Wolters, who declare to act herein as described in the rubrum of this deed, authorised to enter into this Agreement and all related agreements, declarations and documents, also before public notaries,

                                       and

SERIOPLAST GMBH, a company duly incorporated under the laws of Germany, having its registered office in Bad Bevensen, Guterstr. 14, and registered with the Commercial Register of the Local Court of Dannenberg/Elbe under HRB 2212, represented by Mr. Leonardo Innocenti, who declares to act herein as Managing Director of the aforementioned company with sole power of representation, authorised to enter into this Agreement and all related agreements, declarations and documents, also before public notaries.


(the Seller and the Buyer hereinafter collectively referred to as "the Parties" and severally to as the "Party")

and with the participation of

Serioplast S.p.A., a company duly organized under the law of Italy, having its registered office in Dalmine (BG), Via Lodi 8, Localita Sabbio, represented by Mr. Dario Innocenti

and

Graham Packaging Company L. P., York (PA), 2401 Pleasant Valley Road, USA, represented by Mr. Lennox.

                                     Whereas

a) the Seller is a company acting in the design, manufacture and sale of customized blow-molded plastic containers for household, food and personal care markets;
b) the Seller carries out such business through the organization of assets and production factors forming the branches of business better described below (hereinafter the "Business");
c) the Buyer is interested in purchasing the Business, it being complementary to its own business activity, and the Seller desires to sell and transfer said Business to the Buyer;
d) the Buyer is a wholly owned subsidiary of Serioplast S.p.A., a company duly incorporated under the laws of Italy, fiscal code 00429040165, having its registered office at Dalmine (BG), Via Lodi 8, Localita Sabbio;
e) the Seller is a wholly owned subsidiary of Graham Packaging Company L.P, a company duly organized under the laws of Delaware, USA, Federal Employer Identification Number 23-2786688, having its registered office at York
    (PA), 2401 Pleasant Valley Rd, USA;
f) the Parties carried out negotiations regarding the envisaged transaction aimed at defining the terms and conditions thereof;

                                 now, therefore

the Parties agree as follows:

1.  RECITALS AND ANNEXES
The recitals and the annexes hereto (hereinafter the "Annexes") form an integral and substantial part of this Agreement.

2.  Sale and Transfer of the Business
The Seller sells and transfers to the Buyer, who purchases and accepts same, the title and the ownership of the Sold Business and each of its elements as described in Section 3 below, under the terms and conditions set forth in this Agreement.

3.  SOLD BUSINESS
3.1 As per Section 2 above the Seller hereby sells to the Buyer, and the Buyer purchases the entire assets of the Seller composing and relating to its Business on the Effective Date (Section 7.1) which Business is located in Bad Bevensen and Genthin, Germany, with the only exception of the assets specifically described in the provisions of Section 4 below, and in particular, but not limited to, comprising the assets specifically described hereunder (hereinabove and hereinafter also referred to as the "Sold Business"). Title to the assets pertaining to the Sold Business under this Section 3 shall be - subject to the payment of the purchase price, and with the exception of the transfer of the title in the Real Property (Section 3.2) which is unconditionally conveyed via Auflassung pursuant Section 8.1 - transferred from the Seller to the Buyer, under the terms and conditions of this Agreement on the Effective Date as defined in
         Section 7 below.

3.2 Real Property. The industrial real estate owned by the Seller, inclusive of land and buildings, located in Bad Bevensen, Germany as is defined as follows:

         1. Real estate registered in the land register of Bevensen of the local court of Uelzen in Bad Bevensen, Guterstr. 14, folio 2070 under section 1, lot 7, catasteral units 11/16 and 11/62, buildings and clearance surface with a size of 291 m(2) and 15,510 m(2) (15,801 m(2) in total).

            Section II and section III of the land register are free of current entries. The ser. No. 1 and 2 of section II as well as the ser. No. 1 to 6 of section III have been deleted.

         2. Real estate registered in the land register of Bevensen of the local court of Uelzen in Bad Bevensen, Guterstr. 14, folio 1648 under section 1, lot 7, catasteral units 11/7, buildings- and farm surface, farming surface with a size of 19,806 m(2).

            Section II and section III of the land register are free of current entries. The ser. No. 1 to 3 of section II as well as the ser. No. 1 to 6 of section III have been deleted.

         3. Real estate registered in the land register of Bad Bevensen of the local court of Uelzen in Bad Bevensen, Guterstr. 14, folio 4080 under section 1, lot 7, catasteral units 11/50, buildings- and clearance surface with a size of 13,980 m(2).

            Section II and section III of the land register are free of current entries. The ser. No. 1 to 3 of section II have been deleted. In section III no entries have been made.

            (the "Real Property"); the Real Property is red-lined in the map as attached in Annex 3.2.

3.3 Equipment, Office Equipment, Hardware. The equipment, office equipment, and furniture, the computer hardware (including software loaded on such hardware and the related licenses without Microsoft licenses) and the related licenses and related tangible personal property listed in Annex
         3.3. hereto (hereinafter the "Fixed Assets");

3.4 Machinery Equipment. The machinery equipment, components and spare parts listed in Annex 3.4 hereto (hereinafter the "Machinery Equipment");

3.5 Commercial Contracts. All sales orders and contracts, purchase orders and contracts, leasing agreements, rental agreements, maintenance agreements, utilities agreements, service agreements (including the lease agreement between Henkel KGaA and the Seller dated September, 22nd, 2000, as well as the supply agreement between the same parties dated February, 7th, 2000, copies of both agreements attached as Annex 3.5.A) to the extent that they relate to the Sold Business, and the listed Insurance Agreements as listed in Annex 3.5 B. Annex 3.5 B contains a complete list of the commercial contracts to be sold to the Buyer hereunder (the contracts listed in Annex 3.5 B including those attached as Annex 3.5.A hereinafter the "Commercial Contracts");

         Buyer shall assume the contractual positions of the Seller under the Commercial Contracts by way of transfer of contract ("Vertragsubernahme") thereby releasing the Seller as original contract party. The Seller will indemnify Buyer from all claims of the respective contract party and/or third parties arising out of or in connection with the transferred contracts, if such claims have been constituted (entstanden sind) prior to Effective Date or relate to events or the contracted relation prior to Effective Date ("Old Claims"). Buyer shall discharge on its own account all sales orders of customers in transit and payment obligations of purchase orders in transit, unless the purchased goods form part of the Inventory or unless the orders refer to fixed assets (Section 3.7).

         The Seller and Buyer shall jointly endeavour to procure the consent of the respective contract partners to the transfer of the Commercial Contracts. However, Seller has already requested the approval of various contract partners with written letter of October 25, 2002, a copy of which is attached hereto as Annex 3.5 C.

         If the procurement of the consent is not possible or not commercially reasonable, the Seller and Buyer shall, as between the Parties, act and be treated as if the transfer of the Commercial Contracts and the assumption of rights and obligations thereunder under release of the Seller as original contract party subject to the limitations provided above on Old Claims had been validly effected as per the Effective Date. In this event, the Seller shall remain the contract party of the respective Commercial Contract and debtor of the respective liabilities in relation to the third party, but shall hold and carry out the respective Commercial Contracts and the respective rights and liabilities in relation between the Parties in trust for the account of the Buyer. Buyer shall in this event indemnify and hold the Seller free and harmless of all liabilities, damages, costs, expenses and other obligations, which the Seller incurs in duly holding and carrying out such Commercial Contracts and liabilities subject to the conditions provided above on Old Claims. The Seller shall forward anything, which it receives in course of the administration of such Commercial Contracts or in connection with these liabilities free of any objection, plea, retention or set-off to Buyer.

3.6 Labour Contracts. All employment agreements relating to the employees pertaining to the Sold Business, including the service agreement of the managing director Heinrich Wolters. Annex 3.6 A hereto contains a complete list of the employees including the managing director Heinrich Wolters pertaining to the Sold Business whose labour contracts (hereinafter the "Labour Contracts") are sold to the Buyer hereunder (hereinafter such employees shall be collectively referred to as the "Transferred Personnel") specifying the levels, salaries, seniorities and non-forfeitable (unverfallbare) pension expectancies (prospected monthly pension to be paid by Buyer to the respective employee as calculated as of December 31, 2002 on the basis of the Heubeck calculation method, the proportionate amount of the reserve in the Financial Statements of Seller for 2002 and the total amount that has been paid by the Seller to the Pensionssicherungsverein for all pension claimants in 2002).

         Heinrich Wolters in his personal capacity herewith approves the transfer of his service agreement to the Buyer.

         The Parties are aware that the employment contracts of the employees listed in Annex 3.6 A are transferred to Buyer by operation of law pursuant to Section 613a of the German Civil Code (BGB), unless the respective employee objects to such transfer.

         If one or more employees object to the transfer of their employment relationship, their employment agreement(s) will not be transferred to Buyer pursuant to Section 613a of the German Civil Code (BGB). Buyer is entitled but not obliged to negotiate conditions with these employees under which they are prepared to approve to the transfer of their employment relationships. The Parties shall have no claims against each other in connection with employees whose employment relationship are not transferred to Buyer but stays with Seller because of the employee's objection to such transfer.

         The Seller shall inform the employees of the sale of the Sold Business prior to the Effective Date. The Seller will request the employees to declare their right of objection within one month after they have been duly informed of the transfer (as provided for in Section 613a para.6 of the German Civil Code (BGB)). The Seller will submit, prior to the Effective Date, a letter in the form set forth in Annex 3.6 B to all employees listed in Annex 3.6. A with the exception of Heinrich Wolters, who will not receive the afore-mentioned letter.

         The Seller will indemnify Buyer from all claims arising out of or in connection with the transferred employment relationships, if such claims have been constituted (entstanden sind) prior to the Effective Date or relate to events or to the employment relation prior to the Effective Date, including without limitation claims for overtime payment (Uberstundenabgeltung) and payments in lieu of vacation (Urlaubsabgeltung) as well as (as the case may be: pro rata temporis) any holiday or vacation allowances (e.g. Weihnachtsgeld, Urlaubsgeld), taxes (Lohnsteuer) or social security contributions (Sozialversicherungsbeitrage).

         As far as employees have terminated their employment or dissolved their employment relationship by mutual agreement with the Seller prior to the Effective Date, any and all claims of the employees have to be borne by the Seller.

3.7 Inventory. As per Effective Date, all finished products forming the inventory of the Seller and all work in progress, raw materials, packing goods, and open orders of Seller relating to raw material and packing goods placed in the ordinary course of business of Seller which still have to be discharged by the supplier (hereinafter the "Inventory"). Annex 3.7 as a preliminery status as per 26th of march 2003 without values/prices. Hereto is a complete and accurate list describing the Inventory including its location. Any payment obligations resulting from orders relating to items of the Inventory are on the account of and to be discharged by Seller.

         Such Inventory including any raw material (Roh-, Hilfs- und Betriebsstoffe), works in progress (Halbfertigwaren), finished goods (Fertigwaren), inventory in transit in ordinary cause of business and cash (bills, bank cheques) shall have, on the Effective Day, a net value of not less than Euro 2.026.000,00 assessed according to the valuation principles as set forth in the German Commercial Code (Handelsgesetzbuch). If the above value is not reached, Seller is obliged to pay - in cash - to the Buyer, the balance between Euro 2.026.000,00 and the net value of the Inventory free from any objections, pleas, right to retention or set-off to Buyer not later than on the Effective Date as a preliminery assesment of the value and pay any balance due to this assesment to Buyer. A final valuation of the value of the Inventory as per Effective Date shall be commissioned at Deloitte & Touche within 14 days after Effective Date, with any costs of Deloitte & Touche to the borne by the parties in equal parts. Seller shall be obliged to inform Buyer about the value of the Inventory on the Effective Date. Any over- or under payments of the compensation paid in cash due to the prelimenery assesment of the value of the Inventory (Mehr- oder Minderzahlungen), as the case may be, will then be immediately settled by the Parties after the delivery of the Deloitte & Touche report.

3.8 Intellectual Property. All right, title and interest of the Seller in and to the Intellectual Property which is listed in Annex 3.8 hereto, owned by the Seller and required for, or used in connection with, the operations of the Sold Business, (the "Intellectual Property");

3.9 Intangible Assets. All right, title and interest of the Seller in and to all other intangible assets of the Seller used in or held for use in the conduct of the Sold Business (the "Intangible Assets");

3.10 Accounting records. Copies of the accounting records relating to the assets of the Business being transferred in accordance with Section 3 hereof, and in particular the "inventory list (Inventar)" and "fixed assets list (Anlagenliste)".

4.       EXCLUDED LIABILITIES AND EXCLUDED ASSETS
4.1 Unless otherwise expressly provided for in this Agreement the Buyer shall not assume any liabilities and obligations (whether known or unknown) of the Seller, in particular but not exclusively arising out of or relating to the Seller's ownership, use or operation of the Business accruing prior to or at Effective Date including, without limitation, the following:

         (a) liabilities accrued or arising prior to or at Effective Date;

         (b) any and all debts related to the Business accrued or arising prior to or at Effective Date;

         (c) wages, salaries and whatever sums earned by the Transferred Personnel prior to the Effective Date;

         (d) any and all taxes of the Seller or related to the Business at Effective Date or arising from, or relating to, the Sold Business or its operation prior to Effective Date.


4.2 The following assets of the Seller are excluded from the transaction described herein and shall not constitute a portion of the Sold Business transferred hereunder (hereinafter the "Excluded Assets"):

         (a) tools in the possession of seller but owned by its customers; the Seller will, however deliver the possession (Besitz) of those tools to Buyer, which possession forms part of the Sold Business

         (b) Microsoft computer licenses

         (c) bank accounts

         (d) account receivables

         (e) tax refunds relating to periods prior to the Effective Date

         (f) the Seller's name, trademarks and other business descriptions (Unternehmenskennzeichen), unless otherwise provided for in this Agreement.

5.       PRICE
5.1 As consideration for the purchase of the Sold Business the Buyer shall pay to the Seller an amount of Euro 250.000,00 (two hundred fifty thousand) plus VAT, if applicable (hereinafter "the Price"). Of this amount, Euro 200.000,-- are paid as consideration for the Real Property.

         The Price shall be paid to the Seller at the Effective Date by means of wire transfer of funds on the bank account as specified as follows:

         Deutsche Bank AG, Luneburg
         KtoNo. 33 33 44 00
         BLZ 240 700 75
         (Graham Packaging Deutschland GmbH)

         or by means of a bank cheque confirmed by the State Central Bank, subject to the delivery of the bank guarantee as set forth in sec. 13.4.

  5.2    blank

6.       DELIVERIES IN THE NAME AND INTEREST OF SELLER - ASSIGNMENT OF CLAIMS

         Due to the transfer of the entire Inventory from Seller to Buyer instead of Seller retaining title to finished products worth (net)
         (euro) 500.000,--, Buyer will discharge the first sales orders by Henkel KGaA amounting to (net) (euro) 500.000,-- which stand for delivery after Effective Date in the name and interest of Seller. Buyer herewith assigns to Seller, as a matter of precaution, all claims against Henkel KGaA he might acquire due to these deliveries. Henkel KGaA shall be informed of these arrangements. The purchase price for these deliveries shall be directly collected by Seller instructing Henkel KGaA to pay the first (euro) 500.000,-- which would become due for deliveries of Buyer on the bank account of Seller as specified in
         Section 5.1. The invoices for those deliveries will be sent in the name of the Seller who will also collect and pay VAT to the tax office. The Buyer shall use all best efforts to sell such finished products to Henkel KGaA.

7.       EFFECTIVE DATE/TRANSFER OF TITLE IN THE ASSETS

7.1 This Agreement and all transactions contemplated hereunder, especially the transfer of title of the Sold Business shall become effective as of March 31, 2003, 24:00 hours (hereinabove and hereinafter referred to as the "Effective Date").

7.2. Assets of the Sold Business which are sold to third parties in the ordinary course of business or are otherwise disposed between today's date and the Effective Date, are not sold under this Agreement. Assets, which are acquired by the Seller or are acquired as a substitute for any Assets as described in the Annexes referred to in Section 3 of this Agreement are part of the Sold Business (see Section 3 above). The Annexes will be amended by the parties accordingly on/after the Effective Date.

7.3 The transfer of possession of the assets shall be effected by joint inspection and delivery of such Sold Business, effective as of the Effective Date. To the extent that any such assets are in the possession of third parties, the Seller hereby assigns to the Buyer, which accepts such assignment, its entire rights and claims against such third parties for the delivery of such assets.

         Possession in the Real Property as well as the use thereof and burdens, risks and charges relative to, and the obligation to ensure the safety of persons and vehicles including the obligation to strew pedestrian areas in winter conditions ("Verkehrssicherungspflicht") shall pass to the Buyer on the Effective Date.

         However, the conveyance of the Real Property is exclusively set forth in Section 8.1.

8.       CONVEYANCE OF REAL PROPERTY/PRIORITY NOTICE/AUTHORIZATION

8.1.     Conveyance of Real Property (Auflassung)

         The Seller and Buyer hereby declare the transfer of the legal title of the Real Property as follows:

         We agree that the title of ownership to the Real Property in sec. 3.2. No. 1, 2 and 3shall pass from the Seller to Buyer pursuant to Sections 873, 925 of the German Civil Code (BGB). The Seller and Buyer agree to and Seller applies for the registration of the transfer of title with the Land Register.

         For the purpose of filing with the Land Register a translation of this
         Section 8.1 into the German language is attached hereto as Annex 8.1.

8.2      Priority Notice (Auflassungsvormerkung)
         The Seller and Buyer hereby agree to and apply for the registration of the Land Register of a Priority Notice (Auflassungsvormerkung) in favour of Buyer to secure its claim to the legal title to the Real Property in sec. 3.2. No. 1, 2 and 3. The Seller and the Buyer hereby agree to and apply for the cancellation of this Priority Notice after the transfer of the title has been registered with the Land Register in accordance with the provisions of this Agreement.

         For the purpose of filing with the Land Register a translation of this Sec. 8.2 into the German language is attached hereto as Annex 8.2.

8.3      Authorisation
         The Seller authorises the Buyer irrevocably to encumber the Real Estate with land charges.

         In any of the aforementioned events, the Seller assumes neither costs nor personal liability.

         This authorisation can only be made use of before the officiating notary public. The officiating notary is irrevocably instructed not to have such land charges applies for and/or entered in the Land Register and not to issue any official or certified copies before the Effective Date and before purchase price has been paid to the Seller.

         The seller will give written notice to the notary public.

9.       GUARANTEES OF THE SELLER
9.1 The Seller represents by way of an independent undertaking of guarantee regardless of fault (selbstandiges und verschuldensunabhangiges Garantieversprechen) that the following statements are true and correct as of today and as of the Effective Date (unless indicated otherwise), it being understood that the following do not constitute guarantees regarding qualities or characteristics (Beschaffenheitsgarantien) in the meaning of Sections 443, 444 of the German Civil Code (BGB) and it being further understood that the content (Inhalt) and the consequence of a possible infringement or untruthfulness of each of the following independent undertakings of guarantees regardless of fault shall be further determined as set out in Section 13 of this Agreement:

         a) Assets in general.

            All the assets related to the Sold Business specified are in existence. All the fixed assets are transferred on an "as is" basis. Equipment and machinery is, however, in a functioning state. All assets are free from any pledges, privileges, seizures or other third party rights or encumbrances which may prejudice or limit the Buyer's right or title to them, including any factoring, lease, financial lease or conditional assignment agreements, with the exception of statutory lien of the lessor (gesetzliches Vermieterpfandrecht) of Henkel KGaA on the assets of Seller in the premises in Genthin and the retention of title to shipments of raw material to Seller prior to the Effective Date which retention of title Seller will remedy in the course of payment of the accounts payable.

            The Buyer confirms that he has inspected the buildings, equipment and the machinery.

         b) Organization of Seller.
            The Seller is a company duly organized, validly existing under the laws of Germany.

         c) No conflict with other instruments or agreements.
            Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation of the transaction contemplated hereunder:

            (i) Violate any provision of the Deed of Incorporation, Articles of
               Association or similar constitutional documents
               (Gesellschaftervereinbarung, Geschaftsordnung der
               Geschaftsfuhrung) of the Seller or any German law, regulation, order, judgment or decree by which the Seller, or any of the assets pertaining to the Sold Business may be bound; or

            (ii) conflict with, or result in breach of the terms and conditions of, or result in the imposition of any lien or other encumbrance with respect to any of the assets pertaining to the Sold Business or constitute a default under any agreement of the Sold Business to which the Seller is a party or by which it or any of the above assets may be bound.

         d) Corporate powers, Binding Effect.
            The Seller has the corporate power, including all necessary authorization, to execute, and fulfill the provisions of this Agreement. This Agreement constitutes a legal, valid and binding agreement of the Seller enforceable against the same in accordance with its terms, except as enforcement may be limited by insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally.

         e) Conduct of Business.

            Since September 30, 2002 until the Effective Date the Seller has not and shall have not:

          (i) mortgaged, pledged or subjected to any lien, charge, encumbrance, restriction or any other interest or imperfection of title, any of the assets pertaining to the Sold Business unless otherwise provided for under lit. (f) and on the Effective Date none of said assets will be subject to any lien, charge, encumbrance, security interest, mortgage, restriction or any other interest or imperfection of title unless otherwise provided for under lit.
               (f);

          (ii) sold, scrapped or otherwise disposed of any of the assets pertaining to the Business except in the ordinary course of business;

          (iii) neither given nor granted nor promised to the Transferred Personnel, either verbally or in writing, benefits, bonuses, premiums, advantages or promotions, nor behaved in a manner so as to induce the employees to expect advantages, bonuses, premiums, benefits or promotions; all payments due under the redundancy plan (Sozialplan) have been discharged;

          (iv) entered into any compromise or settlement of any litigation, proceeding or governmental investigation relating to the Business involving an actual or potential economic impact on the Seller;

          (v) entered into any transaction in connection with or with respect to the conduct of the Business except in the ordinary course of business;

          (vi) terminated any of the Commercial Contracts or Labour Contracts or implemented any early retirement, collective dismissal or similar programs or announced or planned any such action or program in the future; all payments due under the redundancy plan (Sozialplan) are exclusively to be borne by the Seller;

          (vii) failed to pay any employee, social security institution, tax authority or contract partner to a Commercial Contract the amounts owed to such creditor when due.

         f) Real Property.
            The real property pertaining to the Sold Business is exclusively the Real Property listed in Section 3.2 and the premises leased for the Sold Business by way of the lease agreement with Henkel KGaA regarding Genthin. The Seller has good and marketable (subject to the usual compulsory statutory legal restrictions) ownership interest on the Real Property, which is today and shall be at the Effective Date free from any mortgages, pledges, attachments, liens, seizures, encumbrances or third parties' rights of any kind whatsoever or entries in the register on construction encumbrances (Baulastenverzeichnis) with the exception of the lease agreement with Baumschulen Obstbau August Bockelmann dated October 30, 1985, produced during due diligence, and attached hereto as Annex 9.1 f.

            There are no filed but yet unrecorded entries in the real estate register or the register on construction and encumbrance for the Real Property.

         g) Fixed Assets.
            The Seller is the legitimate owner and licensee, as the case may be, of and has full title on any and all of said Assets of the Sold Business, especially those listed in Annexes 3.3, 3.4, 3.7 and 3.8 which are free from pledges, attachments, liens, seizures, encumbrances or third parties' rights of any kind whatsoever.

         h) Employees.
            The employees pertaining to the Sold Business are exclusively those listed in Annex 3.6 A and they are entitled only to the levels, salaries, seniorities and non-forfeitable pensions expectancies specified therein. All Transferred Personnel are regularly recorded in the appropriate books and records of the Seller together with the aggregate compensation payable to each of them, all in accordance with applicable laws. No employees in addition to those listed in the above Annex 3.6 A are entitled to be transferred to the Buyer.

            The Seller has duly complied with the national collective labour contracts ("Tarifvertrage") applicable to the Sold Business as well as with any other current regulations. Annex 9.1.h sets forth a complete and accurate list of all of the collective rules ("Tarifvertrage") applicable to the Transferred Personnel as of date hereof (the "Collective Rules").

            At the Effective Date the Seller will have duly and fully paid to the Transferred Personnel all salaries, inclusive of all items and amounts due, and will file all declarations and make all payments and allocations and other payments in general provided for by the laws, the Collective Rules and Labour Contracts including, by way of example but not limited to, all payments due to withholding tax on salaries and wages, social security, pension, insurance and other labour charges due under such laws, Collective Rules or Labour Contracts.

            All Collective Rules and Labour Contracts have been managed and implemented by the Seller in accordance with their respective terms.

            No proceeding with any of the Transferred Personnel in connection with, or under, any of the Collective Rules, laws or any Labour Contract or otherwise is pending and, to the best knowledge of the Seller, no such proceeding is threatened and no claim therefore exists. Since September 30, 2002 there have been no proceedings against (or threatened against) the Seller by any of the Transferred Personnel.

            As of the date hereof, is not pending or, to the best knowledge of the Seller, threatened, any labour dispute between the Seller and any labour organisation, or any strike, slowdown, jurisdictional dispute, work stoppage or other similar organised labour activity involving any of the Transferred Personnel, which may affect the sold Business.

         i) Commercial Contracts.
            The Commercial Contracts have been duly executed by the parties thereto, are valid, binding and enforceable in accordance with applicable laws. The Seller has so far duly discharged its obligations thereunder and has not breached or defaulted nor is in breach of any of the Commercial Contracts. No party to any Commercial Contract has notified the Seller that it considers the Seller to be in breach thereof and the Seller has no knowledge or belief that any party to any Commercial Contract is contemplating the breach or default thereof.

         j) Intellectual property.
            Except for the software being part of the Fixed Assets, the Seller has not executed any license or similar agreements relating to the exploitation of inventions, trademarks, know-how patents or other patent rights to be used in the conduct of the Business.

            The know-how used by the Seller for the carrying out of the Business activity does not infringe third parties' patent rights in Germany, France, Hungary (Henkel KGaA) and Ireland (Loctite).

         k) Compliance with laws and regulations, Permits

          (i) the Sold Business has always been and it is currently conducted in material compliance with all applicable laws in Germany, France, Hungary and Ireland. The Seller has never been and will not be at Effective Date in material violation of any applicable laws or judgements of the Federal Republic of Germany, France, Hungary (Henkel KGaA) and Ireland (Loctite); Seller possesses all Permits, which are in full force and effect, to run its Business and is in compliance with the terms and requirements of such Permits. No proceeding to modify, suspend, terminate or otherwise limit any such Permit is pending or, to the best knowledge of the Seller, is threatened.

          (ii) Seller does not know of any obstacle which would prevent Buyer from obtaining all Permits necessary to continue to run the Sold Business in his name and interest.

         l) Taxes and duties.
            The Seller has duly entered in the registers and accounting books regarding the Sold Business all the operations made by the same and has filed said operations as required by fiscal regulations, for direct and indirect taxes and duties; the Seller has filed all returns, statements and information required by the competent public authorities for fiscal purposes and duly paid all taxes and duties including withholding taxes on wages and salaries.

            The sold Business is neither involved in pending judicial actions or proceedings, nor such judicial actions or proceedings are threatened against it by the tax authorities in relation to any tax assessment or collection, default interest, penalty, or short payment.

            The Seller undertakes to release and hold harmless Buyer from any (co-) liability for any taxes or duties due or owed by Seller, or accruing out of or in connection with the operation of the Business by Seller prior to Effective Date, in particular, but not limited to, to any (co-) liability of Buyer pursuant to ss. 75 German General Fiscal Code (Abgabenordnung).

         m) Inventory.
            The economic value of the Inventory of the Sold Business, as determined according to Section 3.7 and German accounting principles, applied on a consistent basis, at the Effective Date shall not be less than Euro 2,026,000.00. Such items within the meaning of Sentence 1 have no defect, meaning that they meet their respective specifications as provided for by the customers of Seller and are in good and marketable conditions. Any disputes with respect to the valuation and assessment of any of the items of the inventory shall be subject to the Expert Proceedings set forth in Section 21.

         n) Liabilities.
            The only liabilities regarding the Sold Business, which are transferred to the Buyer hereunder are the ones set forth in Section 4.1., Sections 3.5 and 3.6.

         o) Disputes, Controversies.
            The Seller is not a party in disputes and controversies before Judicial or Arbitration Courts, in administrative, civil commercial, criminal, labor or social security procedures likely to adversely affect the performance of his obligations pursuant to this Agreement.

         p) Financial Statements.
            The draft financial statements as of December, 31st, 2002 provided by Deloitte & Touche, according to German law accounting principles (the " Financial Statements 2002"), hereto attached as Annex 9.1 p, and all the accounting documents regarding the Sold Business already disclosed to the Buyer, have been properly prepared in a manner consistent with German law, the German accounting principles and the German accounting practice applied on a consistent basis in the preparation of the balance sheets for all prior periods and give a true and correct view of the assets, liabilities, financial position, and results of operations of the Seller and the Sold Business as for the dates or for the period indicated therein.

         q) Environmental Matters.

            As relating to the Sold Business:

          (a) Seller in respect of the Sold Business is and has been in material compliance with any applicable state or local laws, statutes, regulations, codes, ordinances, permits, decrees, orders or common law relating to, or imposing standards regarding, the protection, health or safety (in either case as relating to the environment) or the protection of the environment (the "Environmental Laws");

          (b) There has not been any release of any hazardous or toxic substance or any material or waste defined, listed, or classified as such or otherwise regulated under any Environmental Law, including friable asbestos, lead, petroleum, and polychlorinated biphenyls (the "Hazardous Materials") at or from any of the properties of the Business in violation of Environmental Laws or in a manner that would reasonably be expected to give rise to liability under any Civil or Public Environmental Laws in Germany;

          (c) the Seller has not received any written claim, proceeding, suit, complaint, or notice of violation alleging violation of, or liability under any German Environmental Laws (the "Environmental Claim");

          (d) the Sold Business has not received any order, decree, injunction or other similar act of any governmental authority or any request to indemnity due to any third party relating to liability or obligations under any Environmental Law of the Federal Republic of Germany;

               the Seller has, to its knowledge, delivered to the Buyer, or has otherwise made available to the Buyer, copies of all material environmental reports, studies, assessments, audits, sampling data, correspondence alleging any violation of Environmental Laws and other Environmental Claims in their possession relating to the Sold Business. Buyer expressly acknowledges the receipt of the phases I and II environmental reports of Lahmeyer dated on 3rd of March 2003 (Phase I) and 21st of February 2003 (Phase
               II).

         r) Intellectual Property.
            The Seller has the lawful, sole and exclusive right to use all the Intellectual Property. Such Intellectual Property is fully usable by the Seller, and, upon Effective Date, shall be usable by the Buyer, without the payment of any license fee, royalty or similar charge. There is no proceeding presently pending in Germany, France, Hungary (Henkel KGaA) and Ireland (Loctite) or, to the best knowledge of the Seller, threatened, that the operations of the Sold Business violate, infringe upon or conflict with asserted rights of any other person with respect of any Intellectual Property, or that any Intellectual Property is invalid or unenforceable.

         s) Product Warranty and Product Liability.
            For the purpose of this Section, the term "Products" means any and all products currently or at any time previously manufactured or sold by the Seller.

            Annex 9.1.s contains a description of all product liability claims and similar proceedings relating to Products sold, or services rendered, which are presently pending or threatened, or which have been asserted or commenced against the Seller within the last three
            (3) years (whether or not covered by insurance).


10.      REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby represents, warrants and guarantees that as of today and at the Effective Date:

         a) Organization. Good Standing.
            The Buyer is a company duly organized, validly existing and in good standing under the laws of Germany.

         b) No conflict with other instruments or agreements.
            Neither the execution, delivery or performance of this Agreement by the Buyer, nor the consummation of the transaction contemplated hereunder:

          (i) violates any provision of the Deed of Incorporation, Articles of Association or similar constitutional documents of the Buyer, or any law, regulation, order, judgment or decree by which the Buyer may be bound; or

          (ii) conflicts with results in breach of the terms and conditions of, or constitutes a default under any agreement to which the Buyer is a party or by which it may be bound.

         c) Corporate powers and Binding Effect.
            The Buyer has the corporate power, including all necessary authorization, to execute, deliver and fulfill the provisions of this Agreement. This Agreement constitutes a legal, valid and binding agreement of the Buyer enforceable against the same in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally.

         d) The Buyer does not assume any liabilities of Seller other those as provided for under Section 4.1. and Section 3.6.

11.      TERM OF REPRESENTATIONS AND WARRANTIES
11.1 Subject to the other clauses of this Section, the guaranties referred to in the previous Sections 9 and 10 and any additional covenants set forth in Section 12 (other than the guaranties/covenants concerning taxes and duties (Section 9.1.l), and environmental matters (Section 9.1.q)) shall be valid for a period of two years from the Effective Date.

11.2. The guaranties concerning environmental matters (Section 9.1.q) shall be valid for a period of three years from the Effective Date.

11.3. Claims for the discharge of obligations or for breach of guaranties or obligations concerning taxes and duties (Section 9.1.l) shall become time-barred within six months following the date upon which the assessment order or payment order by the tax authorities, other public authorities, court whatsoever will become uncontestable and final and cannot be subject to any tax audit or appeal. This shall not apply in the cases of tax fraud or fiscal evasion in which cases all claims or right of Buyer shall elapse unless raised within the prescription period as provided for in ss. 199 para 1 of the German Civil Code (Burgerliches Gesetzbuch).

12.      ADDITIONAL COVENANTS

12.1 The Seller has not entered and will not without the consent of Buyer, not enter into any agreements with the works council or the trade union which prevent the Buyer to further restructure the Sold Business with the exception of the agreements, which are attached hereto as Annex 12.1.

12.2 The Seller undertakes to give prompt notice to the Buyer and the Buyer undertakes to give prompt notice to the Seller of the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be reasonably likely to cause:

          (i) any guarantee or covenant of the Seller or of the Buyer, as the case may be, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Date;

          (ii) the Seller or the Buyer, as the case may be, failing to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any of them hereunder; provided, however, that the delivery of any notice pursuant to this Section
               12.2 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

12.3     The Seller and the Buyer agree that after the Effective Date hereof:

          (i) Receivables: in the event a payment is made to the Buyer of any receivables related to the Sold Business, which is not sold arising and is out of any transaction occurring on or before the Effective Date, the Buyer shall promptly forward to the Seller within 5 (five) working days the amount of said payment.

               Moreover, in the event apayment is made to the Seller of any receivables related to the Sold Business arising out of any transaction occurring after the Effective Date, the Seller shall forward to the Buyer the amount of said payment within 5 (five) working days.

          (ii) Cooperation in litigation: after the Effective Date each Party shall reasonably cooperate with the other Party and the other Party's attorneys in the defense or prosecution of any litigation or proceedings instituted against or by the other Party regarding the Sold Business, excluding, however, any litigation between the Parties themselves. Such cooperation shall include, but not be limited to, conferring with the other Party's attorneys or experts at their offices during normal business hours at mutually convenient times and making available to the other Party's attorneys documents or copies of documents specific to the sold Business and such cooperation shall include giving testimony voluntarily. Such cooperation shall not require the cooperating Party to be joined as a Party in any such litigation to the extent permitted by applicable law. Each Party shall bear the costs related to such cooperation.

13.      REMEDIES
13.1 The Parties agree that the content (Inhalt) and consequence of a possible infringement or untruthfulness of each of the guarantees and covenants contained in Section 9, 10 and 12 of this Agreement (each a "Guarantee Statement") shall be determined in accordance with the following provisions of this Section 13:

         a) Subject to lit. b), in case of an infringement or untruthfulness of one or several of the guaranteed statements contained in the Agreement, the Buyer should provide the Seller first with the opportunity to rectify such defect within a period of a time of two months of receipt by the Seller the respective claims letter (Nacherfullung, primary remedy), notwithstanding the claim of Buyer to compensation caused by the delay of the guaranteed statement not being true or being infringed since Effective Date.

            In case the Seller does not rectify that defect within such time limit, the Buyer shall be entitled to demand monetary damages (Schadensersatz statt der Leistung, secondary remedy), notwithstanding the claim to compensation of the damage caused by the delay.

         b) In case of an infringement or untruthfulness of the guaranteed statements or obligations of Seller pursuant Section 9.1.l) Seller shall forward within 10 working days after receipt by the Seller of a written notice of the Buyer upon a tax assessment (Steuerfestsetzung, Haftungsbescheid) or other enforceable payment order or request, to Buyer the amount necessary to discharge the demanded payment.

13.2 The Parties agree that, in relation to the Losses which may arise as a consequence of infringement or untruthfulness of any of the guaranties rendered by the Seller, should the Buyer fail to obtain damages against the Seller, it may seek damages against the ultimate parent company of the Seller, GRAHAM PACKAGING COMPANY, L.P., a company organised and existing under the laws of the United States of America, with registered office at York, Pennsylvania, (the "Guarantor") who shall be jointly liable with the Seller for any such Losses.

13.3 The Parties agree that the aggregate amount of the damages shall not, in any case, exceed the amount of Euro 750.000,00 (seven hundred fifty thousands). Any payment and any other performance of Seller as to fulfill his obligation pursuant Sec. 3.7, 9.1.m) (Inventory), 9.1.l (Taxes and Duties) and 9.1.q (Environmental Matters) is to be disregarded in the calculation of such limitation. Such limitation does not apply to all rights and claims related to damages and losses which may arise as a consequence of the infringement or untruthfulness of any of the guarantees or covenants concerning Environmental matters and taxes and duties.
         The Parties agree that the amount of damages for Environmental matters (Sec. 9.1.q), shall not, in any case, exceed the amount of Euro 2.000.000,00 (two millions).

         However, the Buyer does not have warranty claims under this Agreement unless the aggregate amount of all warranty claims arising out of or in connection with this Agreement exceeds Euro 10.000. In the event the aggregate amount of warranty claims exceeds Euro 10.000 the Buyer shall be entitled to claim the total amount.

13.4. The Parties agree that, with reference to the Losses which may arise as a consequence of infringements or untruthfulness of any of the warranties concerning exclusively tax and duty matters, the Seller shall deliver at the Effective Date to the Buyer an unconditional, irrevocable bank suretyship issued in writing for a period of two years and payable on first demand of a first class German bank of the German branch of a first class US bank, in the text attached as Annex
         13.4 hereto (the "Bank Suretyship"), for an amount of Euro 1.000.000, --. (Euro one million ). Costs of such Bank Suretyship are borne by the Seller. It is hereby understood that the amount of the Bank Suretyship does not represent the maximum amount of the liability of the Seller for the Losses which may arise as a consequence of infringement or untruthfulness of any of the guarantees and covenants concerning taxes and duties and that therefore the Seller may be still liable also in excess of such amount.

13.5 The Parties acknowledge that the Guarantees set forth in above Sections 9 and 10 and the covenants set forth in Section 12 are given from each Party, as a company, for the benefit of the other Party. Therefore, in case of infringement or untruthfulness of any of the Guarantees or Covenants, the Party seeking indemnification shall proceed solely against the other Party (or the Guarantor), hereby waiving any claim, request, demand, action against any and all the Directors and/or Managers who have served for the Seller or the Buyer, as the case may be, until the Effective Date.

13.6 Any claims under any express or implied representations or warranties or statutory warranties in addition to the damages set forth in Section
         13.1 to 13.5 shall be excluded, with the exception of claims resulting from willful deceit (arglistige Tauschung) or other intentional violations of legal duties. Furthermore, all other and further remedies (Rechtsfolgen) which might be available to Buyer for statutory or other reasons in addition to the remedies set forth in this Section 13 shall be excluded. All remedies of the Buyer pursuant Sec. 434, 436 sequel German Civil Code (BGB) concerning defects as to quality (Sachmangel) of the Assets of the Sold Business are excluded and replaced by the guarantees and covenants set forth in Sec. 9 and 10 of this Agreement and the remedies attached thereto.

         The Parties, in particular are fully aware of the discussion amongst German legal scholars caused by the enactment of Section 444 BGB as amended with effect from 1 January 2002 focussing on the question whether the usual practice in M&A transfer agreements of the seller giving certain guarantees to the purchaser within certain limitations clearly defined in the agreement may be rendered impossible by Section 444 BGB (as amended) declaring any such limitations unenforceable. In that respect the Parties, having given this issue due consideration and having received legal advice from their respective legal advisors, wish to state the following: It is the common conviction of the Parties that the provisions of Section 444 BGB (as amended) do not apply to independent undertakings of guarantee regardless of fault (as opposed to guarantees regarding qualities or characteristics of the good purchased (Beschaffenheitsgarantien)). In light of this, the Parties wish to confirm to one another that (i) the Guarantee Statements set forth in Section 9, 10 and 12 hereinabove neither constitute any guarantees regarding qualities or characteristics (Beschaffenheitsgarantien) within the meaning of Section 443, 444 BGB nor covenants regarding qualities or characteristics (Beschaffenheitsvereinbarungen) within the meaning of Section 434 para. 1 sentence 1 BGB, and (ii) the provisions contained in Section 13.1-13.5 hereinabove do not, and are not intended to, represent any exclusions (Ausschlusse) or limitations (Beschrankungen) within the meaning of Section 444 BGB (as amended); rather the provisions contained in Section 13 as above form an integral part of the Guarantee Statements and, consequently, determine and constitute the contents (Inhalt) of the independent undertakings of guarantee regardless of fault set forth in Section 9, 10 and covenant set forth in sec. 12. For these reasons, the Parties conclude that Section 444 BGB (as amended) does not apply to the independent undertakings of guarantee regardless of fault set forth in this Section 9, even to the extent any of the Guarantee Statements relate to qualities or characteristics (Beschaffenheit) of the object of the sale contemplated by this Agreement. The Parties acknowledge that the interpretation contained in this Section 13.6 and the conclusions set out above are irrevocable and binding on them and any court of arbitration, state court, authority or any other natural or legal person whatsoever. The Parties acknowledge and confirm that the non-applicability of Section 444 BGB on any such Guarantee Statement forms a contractual basis (Geschaftsgrundlage) of this Agreement.

14       NON COMPETITION
14.1 The Seller undertakes for a period of two years after the Effective Date not (i) to engage in any new activity, the direct or indirect purpose or effect of which is to enter into competition with the activity carried out by the Seller with the Sold Business within the territory of Germany; (ii) to solicit any customer or supplier of the Sold Business; (iii) to induce or attempt to influence any Transferred Personnel to terminate such employee's employment or to become an employee of the Seller; and (iv) to disclose or furnish to any other person the manner of conducting the Sold Business as it is now being conducted.

14.2 The Seller acknowledges that he has no right to any additional compensation for having entered into this non-competition covenant which, as the same hereby declares, is necessary to enable Buyer to continue the Sold Business and which is, in addition to that adequately remunerated as part of the Price and the other obligations of Buyer provided herein.

15.      TAXES, COSTS AND EXPENSES
Except as expressly otherwise agreed, each Party, respectively, shall bear their own costs and expenses including any broker fees incurred in connection with this Agreement and the transactions contemplated herein, whether or not such transactions shall be consummated, including without limitation, all fees of its counsel, accountants and other consultants. Taxes on profits and capital gains arising for the Seller out of or in connection with this Agreement, including the transactions contemplated hereunder, shall be borne by the Seller. All other taxes and costs in connection with the execution of this Agreement and the transactions contemplated hereunder, including but not limited to notarial fees and registration costs, shall be borne by the Buyer. Notarial Fees shall be equally borne by the Buyer. Notarial and court fees in connection with the priority notice (Vormerkung) and the registration of any land charge on the basis of Section 8.3 shall be also borne by Buyer.

16. USE OF SELLER'S NAME 16.1 The Seller and the Buyer acknowledge that the Seller is a company belonging to the Graham Packaging group of companies.

16.2 The Buyer acknowledges that no provision of this Agreement may be construed as giving the Buyer a license or other title to use the name "Graham" and/or "Graham Packaging" or any related Graham trademark or brand name. Therefore the Buyer agrees not to use the name "Graham" or "Graham Packaging" or any related Graham trademark, brand name or any confusingly similar trademark or name.

16.3     Notwithstanding the foregoing, the Buyer shall have the right

         a. to sell and distribute the products included in the Inventory until the complete depletion of the stock, regardless of the trademark or brand name the products bear or applied on the relevant labelling of the products;

         b. to use all moulds and other equipment of the Sold Business even if they bear the trademark or brand name of Seller, "Graham" and/or "Graham Packaging" or any other Graham trademark or brand name or cause the items produced to bear the such trademark or brand name, and to sell and distribute such products produced by the moulds and other equipment of the Sold Business, regardless of the trademark or brand name the products bear or applied on the relevant labelling of the product.

17.      Guarantee of Serioplast and of Graham Packaging L.P.
17.1 Serioplast shall - jointly and severally - guarantee on first demand towards Seller the fulfilment of any and all obligations of Buyer arising out of or in connection with this Agreement and the transactions contemplated hereunder.

17.2 Graham shall - jointly and severally - guarantee on first demand towards Buyer the fulfilment of any and all obligations of Seller arising out of or in connection with this Agreement and the transactions contemplated hereunder. In particular, Graham unconditionally guarantees the execution and performance of this Agreement is not in any way impaired or prejudiced by insolvency proceedings or similar proceedings regarding Seller and/or its assets.

18       IT-Support /  Back-up Guarantee
18.1 Seller shall provide Buyer with access to its historic business data stored on IT for four months after the Effective Date. Seller shall use its best efforts to provide the above -mentioned services but cannot give a guarantee and/or assume responsibility for such services.

18.2 Seller guarantees to add back-up production capacity by supply out of Poland in the event of any deficiency in the regular production, manufacture and/or delivery capacity of the Genthin business of Buyer. Seller undertakes to supply the Buyer promptly and timely and in the required quality and quantity of all products usually produced by the Buyer in Genthin. This guarantee is valid for 6 months as of Effective Date. The cost related to the supply shall be borne by the Buyer. Buyer undertakes to have sufficient stock capacity and to promptly and timely notify all deficiency in production capacity of the Genthin premises to Seller in order to give Seller sufficient time to produce. Buyer shall also immediately transfer all the tooling to Seller to enable the Seller to discharge its obligations as set forth in Sentences 1 and 2 of Section 18.2

19.      MISCELLANEOUS
19.1 Confidentiality. Except as it is necessary to the purpose of the performance of this Agreement or for the communications and other accomplishments provided for by the law, the Buyer and the Seller shall not release any communication to any third party or to the public in connection with the transaction contemplated herein, unless jointly and upon terms previously agreed upon between them and shall keep confidential any information relating to the Business and/or to the transaction contemplated herein exchanged between them before or after the Closing.

19.2 Successors. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assignees, provided that neither of the Parties shall assign this Agreement or any rights herein without the other Party's prior consent.

19.3 Language. The Parties hereby acknowledge that this Agreement shall be drawn up in the English language. The Parties agree upon an unofficial translation of this Agreement into the Italian language as a convenience translation, which will be signed by the Parties outside this Deed within one month.

19.4 Entire agreement. This agreement contains the entire Agreement of the Parties with respect to its subject matter and supersedes any and earlier agreements and understandings, either verbally or in writing, between the Parties.

19.5 Changes. Changes, amendments to this Agreement can only be validly made and shall come in force only when agreed upon in writing and when duly signed by the Parties, unless a stricter form is required by law

19.6 Severability of the provisions. In the event that any of the provisions contained herein shall be deemed invalid or unenforceable, then the remaining provisions shall be construed as if such invalid or unenforceable provisions were not contained herein provided that the remaining provisions do not fundamentally alter the relations among the Parties, and the Parties shall negotiate and agree a fair revision of this Agreement so as to replace the invalid, illegal or unenforceable provisions with provisions as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

19.7 Headings. The descriptive headings of this Agreement are for the sake of convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement.

19.8 No Waiver of claims. No failure of either Party to take any action in the event of a breach of any of the provisions of this Agreement by the other party shall be considered to constitute a waiver.

19.9 Notices. All notices, consents, requests and approvals, any notice of change in address for the purposes herein and other communications provided for or required herein, shall be deemed validly given, made or served, if in writing and delivered (a) on the date of delivery, if delivered personally or sent via fax on the number hereunder; (b) on the attested day of receipt, if sent via registered mail with acknowledgment of receipt, at the following addresses:

         as to the Seller:
         Graham Packaging Deutschland GmbH
         29549 Bad Bevensen, Guterstrasse 14

         Germany

         For the attention of Mr. Ashok Sudan

         Fax. 00 (1) 717 8498516

         With a copy to Rechtsanwalt Dr. Ulrich G.H. Brauer, Pempelforter Str. 50, 40211 Duesseldorf, Germany

         as to the Buyer:
         Serioplast GmbH
         Guterstra(beta)e 14,
         29549 Bad Bevensen,
         Germany

         With a copy to Rechtsanwalt Sebastian Fischer-Zernin, Neuer Wall 71, 20354 Hamburg, Germany

         as to the Guarantor:
         Graham Packaging Company LP
         2401 Pleasant Valley Road
         York, Pennsylvania
         17402
         U.S.A.
         For the attention of Mr. Ashok Sudan
         Fax. 00 (1) 717 8498516

         With a copy to Dr. Ulrich G.H. Brauer, Pempelforter Str. 50, 40211 Duesseldorf, Germany

20.      GOVERNING LAW - DISPUTES
20.1 This Agreement shall be governed and construed in accordance with the laws of Germany with the exception of its conflict of law rules and the application of the UN Convention on the Sale of Goods.

20.2 The Parties, Graham and Serioplast, agree to settle any dispute that might arise in relation to the existence, validity, interpretation, execution of this Agreement or in relation to the withdrawal from the same through standard arbitration proceedings which shall be conducted by a Board of Arbitration made up of three arbitrators. The arbitration proceedings shall be held in Hamburg, Germany, conducted in the English language and regulated by the Rules of Conciliation and Arbitration of the International Chamber of Commerce.

21.      Expert Proceedings
21.1 If the parties fail to reach an agreement upon any balance sheet item in the Financial Statements, valuation and assessment of any such items or if the parties disagree in the valuation and/or assessment of the Inventory or any item of the Inventory itself, the item in dispute shall, upon request by either party be referred to and decided by Deloitte & Touche Germany acting as a neutral expert in accordance with the proceedings set forth hereinafter.

21.2. The accounting and valuation principles as set forth under this Agreement shall be binding upon the expert. Either party may present and submit its case to the expert both orally and in writing. The expert shall render his decision within the scope and limits set by the motions of the parties. The expert shall decide as an expert (Schiedsgutachter) and not as an arbiter (Schiedsrichter). The decision of the expert shall be final and binding upon the parties.

         The expert's decision shall be served upon the parties by registered mail against acknowledgement of receipt.

         All fees, costs and expenses of the experts and the proceedings hereunder shall be advanced by the Buyer on the one side and the Seller on the other side in equal parts. The expert may decide upon the final allocation of his fees, costs and expenses taking into due account at his equitable discretion on the contents of his decision and original positions and motions of the parties. Each party shall bear its own costs and expenses and the costs and expenses of its advisors and counsels.

22.      Implementation of Transfer of Real Property
22.1 The officiating notary is instructed to implement this Agreement regarding the transfer of the Real Estate. He is instructed to obtain the necessary public approvals and declarations and the clearance certificate from the tax authority, and to have such approvals and declarations delivered to him with effect for all Parties involved..

22.2 The officiating notary is authorised by the Parties to file, amend and withdraw any applications with the Land Register. The Parties irrevocably waive their own application rights.

22.3 The notary pointed out that the the Land Register and the register of public charges was not inspected by him. The seller declares that the register of public charges containes no entries.

23.      Instructions with regard to the Transfer of Real Property
23.1 The notary pointed out that the title of ownership shall not pass to Buyer prior to the entry of the transfer of title in the Land Register and that such entry may only be effected upon presentation of the clearance certificate to be issued by the tax authorities with respect to real estate transfer tax and upon submission of evidence that the statutory right of pre-emption does not exist or will not be exercised. The notary notified the parties of the provisions of sections 311b para. 1 and section 125 of the German Civil Code (BGB).

23.2 The notary informed the Parties that a statutory right of pre-emption in favour of the local authorities could exist which could limit the consideration to the market value of the Real Estate pursuant to the German Building Code (BauGB) and the Seller has a statutory right to withdraw from this Agreement should such a right of pre-emption been exercised.

23.3 Finally the notary informs the parties that regardless of any contractual provisions they were jointly and severally liable for the payment of the real estate transfer tax and costs.


List of Annexes:
         Exhibits 1, 2, 3, 3.2, 3.3, 3.4, 3.5 A, A I, B, C, 3.6, 3.7, 3.8, 8.1,
                  8.2, 9.1 F, 9.1 H, 9.1 P, 9.1 S, 12.1, 13.4.

The foregoing protocol including the Annexes was read aloud to the appearing parties, presented to them for review, approved by them and signed by them and the notary by their own hands as follows:





                                           /s/ Peter Lennox
                                           /s/ H. Wolters
                                           /s/ Leonardo Innocenti
                        (seal)             /s/ Dr. Commichau, notary public


Note: The annexes to this Agreement listed above are omitted from the filing of this Current Report on Form 8-K. The Registrant agrees to furnish supplementally a copy of any such omitted exhibit to the Securities and Exchange Commission upon request.